EXHIBIT 2.1
                                                                     -----------

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT






                            STOCK PURCHASE AGREEMENT

                                  by and among

                               Courier Corporation
                                  (the "Buyer")

                                       and

                               the stockholders of
                              Book-mart Press, Inc.
                              (the "Stockholders")










                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT







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                                TABLE OF CONTENTS

                                                                                                               Page

1.       DEFINITIONS..............................................................................................1

2.       SALE AND TRANSFER OF COMPANY SHARES; PURCHASE PRICE;
         CLOSING.................................................................................................13
         2.1      COMPANY SHARES.................................................................................13
         2.2      PURCHASE PRICE AND PAYMENT.....................................................................13
         2.3      TIME AND PLACE OF CLOSING......................................................................13
         2.4      CLOSING OBLIGATIONS............................................................................14
         2.5      TRANSFER TAXES.................................................................................15

3.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS......................................................15
         3.1      ORGANIZATION AND GOOD STANDING.................................................................16
         3.2      AUTHORITY; NO CONFLICT.........................................................................16
         3.3      CAPITALIZATION.................................................................................18
         3.4      FINANCIAL STATEMENTS...........................................................................18
         3.5      BOOKS AND RECORDS..............................................................................19
         3.6      REAL AND PERSONAL PROPERTY.....................................................................20
         3.7      CONDITION AND SUFFICIENCY OF ASSETS............................................................22
         3.8      ACCOUNTS RECEIVABLE............................................................................22
         3.9      INVENTORY......................................................................................22
         3.10     NO UNDISCLOSED LIABILITIES.....................................................................23
         3.11     TAXES..........................................................................................23
         3.12     EMPLOYEE BENEFIT PROGRAMS......................................................................24
         3.13     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS.................................................................................26
         3.14     LEGAL PROCEEDINGS; ORDERS......................................................................28
         3.15     ABSENCE OF CERTAIN CHANGES AND EVENTS..........................................................29
         3.16     CONTRACTS; NO DEFAULTS.........................................................................31
         3.17     INSURANCE......................................................................................34
         3.18     ENVIRONMENTAL MATTERS..........................................................................35
         3.19     EMPLOYEES......................................................................................38
         3.20     LABOR RELATIONS; COMPLIANCE....................................................................38
         3.21     INTELLECTUAL PROPERTY..........................................................................39
         3.22     CERTAIN PAYMENTS...............................................................................42
         3.23     DISCLOSURE.....................................................................................42
         3.24     RELATIONSHIPS WITH RELATED PERSONS.............................................................43
         3.25     BROKERS OR FINDERS.............................................................................43

                                       (i)







                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT


                                                                                                               Page

         3.26     BANKING RELATIONS..............................................................................43
         3.27     LIST OF DIRECTORS AND OFFICERS.  ..............................................................43
         3.28     NON-FOREIGN STATUS.............................................................................43
         3.29     CUSTOMERS, DISTRIBUTORS AND SUPPLIERS..........................................................44
         3.30     TRANSFER OF COMPANY SHARES.....................................................................44
         3.31     STOCK REPURCHASE...............................................................................44
         3.32     NO INDEBTEDNESS BETWEEN STOCKHOLDER/COMPANY....................................................44
         3.33     NO ACQUISITION OF CAPITAL STOCK OF BUYER BY
                  STOCKHOLDERS...................................................................................44
         3.34     COMPLIANCE WITH SECTION 280G OF THE IRC BY THE
                  COMPANY........................................................................................45
         3.35     ADDITIONAL TAX REPRESENTATION..................................................................45
         3.36     TERMINATION OF AGREEMENTS......................................................................45
         3.37     ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
                  STOCKHOLDERS...................................................................................45
                  3.37.1   COMPANY SHARES........................................................................45
                  3.37.2   AUTHORITY.............................................................................46
                  3.37.3   FINDER'S FEE..........................................................................46
                  3.37.4   AGREEMENTS............................................................................46

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................47
         4.1      ORGANIZATION AND GOOD STANDING.................................................................47
         4.2      AUTHORITY; NO CONFLICT.........................................................................47
         4.3      INVESTMENT INTENT..............................................................................48
         4.4      CERTAIN PROCEEDINGS............................................................................48
         4.5      BROKERS OR FINDERS.............................................................................48

5.       INDEMNIFICATION; REMEDIES...............................................................................48
         5.1      SURVIVAL.......................................................................................48
         5.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY
                  STOCKHOLDERS...................................................................................48
         5.3      INDEMNIFICATION AND PAYMENT OBLIGATIONS OF
                  STOCKHOLDERS--ACCOUNTS RECEIVABLE..............................................................49
         5.4      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER................................................51
         5.5      TIME LIMITATIONS...............................................................................51
         5.6      LIMITATIONS ON AMOUNT--STOCKHOLDERS............................................................52
         5.7      CERTAIN PROVISIONS REGARDING INDEMNIFICATION...................................................53
         5.8      LIMITATIONS ON AMOUNT--BUYER...................................................................55
         5.9      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS..............................................55
         5.10     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS....................................................56
         5.11     CERTAIN RIGHTS AND REMEDIES NOT AFFECTED.......................................................57

                                      (ii)




                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT




                                                                                                               Page


6.       GENERAL PROVISIONS......................................................................................57
         6.1      EXPENSES.......................................................................................57
         6.2      PUBLIC ANNOUNCEMENTS...........................................................................57
         6.3      CONFIDENTIALITY.  .............................................................................58
         6.4      NOTICES........................................................................................58
         6.5      JURISDICTION; SERVICE OF PROCESS...............................................................60
         6.6      FURTHER ASSURANCES.............................................................................61
         6.7      WAIVER.........................................................................................61
         6.8      ENTIRE AGREEMENT AND MODIFICATION..............................................................62
         6.9      DISCLOSURE LETTER..............................................................................62
         6.10     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.............................................62
         6.11     SEVERABILITY...................................................................................62
         6.12     SECTION HEADINGS, CONSTRUCTION.................................................................63
         6.13     GOVERNING LAW..................................................................................63
         6.14     SPECIFIC PERFORMANCE...........................................................................63
         6.15     COUNTERPARTS...................................................................................63


EXHIBITS

         Exhibit 2.1                        List of Stockholders, Company Shares
         Exhibit 2.4(a)(ii)                 Stockholders' Releases
         Exhibit 2.4(a)(iii)(x) and (y)     Employment Agreements
         Exhibit 2.4(a)(vii)                Other Stockholder Documents
         Exhibit 2.4(a)(viii)               Opinion of Counsel for the Stockholders and the Company
         Exhibit 2.4(b)(iv)                 Buyer's Releases
         Exhibit 2.4(b)(v)                  Other Buyer Documents
         Exhibit 2.4(b)(vi)                 Opinion of Counsel for Buyer


                                      (iii)






                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT entered into as of July 21, 1997 by and among Courier Corporation, a Massachusetts corporation ("Buyer"), and the holders of all of the issued and outstanding stock of Book-mart Press, Inc., a Delaware corporation (the "Company"), as listed on Exhibit 2.1 (the "Stockholders," and each, a "Stockholder").


                                 R E C I T A L S

         WHEREAS, the Stockholders own of record and beneficially, in the aggregate, all of the issued and outstanding capital stock of the Company, consisting of 1,081.081 shares of the Company's Common Stock, $.0001 par value per share (said shares of Common Stock being referred to collectively herein as the "Company Shares");

         WHEREAS, the Stockholders desire to sell all of their Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares; and

         WHEREAS, as a material inducement to Buyer acquiring the Company Shares, Mr. Gluckow (as defined below) and Ms. Gluckow (as defined below) shall each enter into an Employment Agreement with Buyer prior to or at the Closing, on the terms and conditions substantially in the form attached hereto as Exhibit 2.4(a)(iii)(x) and Exhibit 2.4(a)(iii)(y), respectively, and as referred to in
Section 2.4(a)(iii).

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto hereby covenant and agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Accounts Receivable"-- as defined in Section 3.8.

         "Actual Knowledge"--an individual will be deemed to have "Actual Knowledge" of a particular fact or other matter if:

               (a) such individual is actually aware of such fact or other matter; or

               (b) such individual had actually received notice (written or oral) of such fact or other matter.


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         A Person (other than an individual) will be deemed to have "Actual Knowledge" of a particular fact or other matter if any individual who is serving, or who has at the relevant time served, as a director, officer, Key
Employee (only in the case of the Company), partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Actual Knowledge of such fact or other matter.

         For the purposes of this Agreement, (i) the Actual Knowledge of a fact or other matter of any Stockholder shall be attributed to each of the other Stockholders, and (ii) if the Company has Actual Knowledge of a particular fact or matter, then each of the Stockholders shall be deemed to have Actual Knowledge of such fact or other matter.

         "Affiliate" --any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Applicable Contract"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any asset owned or used by it is or may become bound.

         "Balance Sheet"--as defined in Section 3.4.

         "Best Efforts"--the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved expeditiously; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take action if it would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument or agreement delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         "Business Days"--each day, except Saturdays, Sundays and legal holidays in the State of New Jersey, ending at 5:00 p.m., Eastern Standard Time or Eastern Daylight Savings Time, whichever is then in effect in New Jersey.



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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Buyer"--as defined in the first paragraph of this Agreement.

         "Buyer's Closing Documents" -- as defined in Section 2.4(b)(v).

         "Buyer's Releases" --as defined in Section 2.4(b)(iv).

         "Buyer Disclosure Letter"--the disclosure letter delivered by Buyer to Stockholders concurrently with the execution and delivery of this Agreement.

         "Certified Indebtedness Statement"-- as defined in Section 2.4(a)(v)

         "Closing"--as defined in Section 2.3.

         "Closing Date"--as defined in Section 2.3.

         "Company"--as defined in the first paragraph of this Agreement.

         "Company Shares"--as defined in the Recitals of this Agreement.

         "Competing Business"--as defined in Section 3.24.

         "Consent"--any  approval,  consent,  ratification,   waiver,  or  other
authorization (including, without limitation, any Governmental Authorization).

         "Constructive Knowledge" -- An individual will be deemed to have "Constructive Knowledge" of a particular fact or other matter if:

               (a) such individual has Actual Knowledge of such fact or other matter; or

               (b) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry or investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Constructive Knowledge" of a particular fact or other matter if any individual who is serving, or who has at the relevant time served, as a director, officer, Key Employee (only in the case of the Company), partner, executor or trustee of such Person (or any similar capacity) has, or at any time had, Constructive Knowledge of such fact or other matter.

         For the purposes of this Agreement, (i) the Constructive Knowledge of any Stockholder shall be attributed to each of the other Stockholders and (ii) if the Company has Constructive


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





Knowledge of a particular fact or other matter, then each of the Stockholders shall be deemed to have Constructive Knowledge of such fact or other matter.

         "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

                  (a)  the sale of the Company Shares by Stockholders to Buyer;

                  (b) the execution, delivery, and performance of this Agreement, the Employment Agreements, the Set-Off Agreements, the Stockholders' Releases, the Designated Contract Releases and the Other Stockholder Documents (collectively, the "Stockholders' Closing Documents"); and

                  (c) the performance by Buyer and Stockholders of their respective covenants and obligations under this Agreement and the other Stockholders' Closing Documents.

         "Contract"--any   agreement,   contract,   obligation,    promise,   or
undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Customers and Distributors"--as defined in Section 3.29.

         "Damages"--as defined in Section 5.2.

         "Designated Contracts"--any Contract to which the Company is a party or by which it is bound pursuant to which the Company has had, at any time since the date of the Balance Sheet, or (assuming that the Contemplated Transactions had not been consummated) hereafter will have any liability (contingent or otherwise) or obligations (contingent or otherwise) to any present or former stockholder, officer, director of the Company or Harriette Gluckow or Michelle Gluckow, or any Affiliate thereof (including, without limitation, liability for buy-out or termination costs, early termination fees, costs or penalties, or similar liability or obligations).

         "Designated Contract Releases"--as defined in Section 2.4(a)(vi).

         "Disclosure Letter"--the disclosure letter delivered by Stockholders to Buyer concurrently with the execution and delivery of this Agreement.

         "ECRA" --the Environmental Cleanup Responsibility Act as enacted in the state of New Jersey and as in effect from time to time, and any regulations promulgated thereunder.

         "Employment Agreements"--as defined in Section 2.4(a)(iii).



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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT




         "Encumbrance"--any mortgage, conditional sale agreement, charge, lien, option, pledge, security interest, security title, or encumbrance.

         "Environment"--soil, land surface or subsurface strata, surface waters (including, without limitation, navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including, without limitation, indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including, without limitation, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c)  financial   responsibility  under  Environmental  Law  or
         Occupational Safety and Health Law for cleanup costs or corrective action, including, without limitation, any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d)  any  other  compliance,  corrective,   investigative,  or
         remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and the regulations and rules issued pursuant to that Act or any successor law.

         "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law, and the regulations and rules issued pursuant to that Act or any successor law.

         "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or material equipment (including, without limitation, motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company or its Predecessors).

         "GAAP"--generally accepted United States accounting principles.

         "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Governmental Body"--any:

                  (a) nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature
         (including,   without  limitation,  any  governmental  agency,  branch,
         department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e)  body   exercising,   or   entitled   to   exercise,   any
         governmental,   administrative,   executive,   judicial,   legislative,
         regulatory, or taxing authority or power of any nature.

         "Group Representative" --as defined in Section 5.5.1

         "Groups" --shall mean all of the following, and a "Group" shall mean any one of (i) the "Merrill Lynch Group", comprised of Merrill Lynch Business Capital, Inc., (ii) the "Gluckow Group", comprised of Gary S. Gluckow and Seymour Gluckow, and (iii) the "Rothschild Group", comprised of the other Stockholders.

         "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including, without limitation, any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any Environmental, Health and Safety Liabilities that present or pose an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company to the extent they arise out of or are related to the Environment.

         "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined by a Governmental Body (and promulgated in writing) to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law which is applicable to the Company or its Facilities or its operations, including, without limitation, any admixture or solution thereof.

         "Indemnified Persons"--as defined in Section 5.2.


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Intellectual Property Assets" --as defined in Section 3.21.

         "Interim Balance Sheet"--as defined in Section 3.4.

         "IRC"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986, as amended, or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "ISRA" --Industrial Site Recovery Act as enacted in the state of New Jersey, and any successor statute thereto and any regulations promulgated thereunder.

         "Key Employee" -- each of those individuals listed in Part 1.1 of the Disclosure Letter.

         "Leased Real Property" --as defined in Section 3.6(a).

         "Legal Requirement"--any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Material," "in all material respects," "materially adversely," and/or "materially and adversely" shall mean -- (a) solely for the purposes of those representations or warranties contained in Section 3 of this Agreement to the extent and only to the extent that they directly relate to Environmental Law or Environmental, Health and Safety Liabilities, those events, conditions and/or circumstances which result or may reasonably be expected to result individually, or when taken in the aggregate with all other such events, conditions and/or circumstances (whether relating to one or more of such representations and warranties and whether contained in one or more Sections, subsections or clauses hereof) in Damages to Buyer and/or the Company in excess of $100,000, and (b) solely for the purposes of the representations and warranties contained in
Section 3 of this Agreement to the extent that they do not directly relate to Environmental Law or Environmental, Health and Safety Liabilities, those events, conditions and/or circumstances which result, or may reasonably be expected to result individually, or when taken in the aggregate with all other such events, conditions and/or circumstances (whether relating to one or more of such representations and warranties within a particular specifically identified subsection or clause hereof (by way of example only, the Damages computation would be cumulative within Section 3.16(a)(i) but not among Sections 3.16(a)(i) and 3.16(a)(ii) hereof)) in Damages to Buyer and/or the Company in excess of $5,000.


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Material Adverse Effect upon the Company"-- a material adverse effect upon the Prospects, operations, properties, assets, or financial condition of the Company.

         "Material Applicable Contract" -- as defined in Section 3.16(d)(i).

         "Mr. Gluckow"--Mr. Gary S. Gluckow, an individual resident in Alpine, New Jersey and a Stockholder.

         "Ms. Gluckow"--Ms. Michelle Gluckow, an individual resident in Alpine, New Jersey.

         "NJDEP" -- as defined in Section 3.6(a)(iv).

         "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including, without limitation, those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"--any award, decision, injunction, judgment, order, ruling, or subpoena, entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator having jurisdiction in the matter.

         "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent in nature and magnitude with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized specifically by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "Organizational Documents"--(a) the articles or certificate of incorporation or organization and the bylaws of a corporation; (b) the partnership agreement and any certificate of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any organizational document and any operating agreement of any limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Other Buyer Documents"--as defined in Section 2.4(b)(v).

         "Other Stockholder Documents"--as defined in Section 2.4(a)(vii).

         "Outstanding Indebtedness"--as defined in Section 2.4(a)(v).

         "Permitted Encumbrances" -- as defined in Section 3.6(a)(ii).

         "Person"--any individual, corporation (including, without limitation, any non-profit corporation), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Predecessor"--as defined in Section 3.12.

         "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Proprietary Rights Agreement"--as defined in Section 3.19(b).

         "Prospects" -- the prospects of the Company to the extent evidenced by the projections (the "Projections") with respect to the future performance of the Company as described in Part 1.2 of the Disclosure Letter.

         "Purchase Price"--as defined in Section 2.2.

         "Real Property Encumbrances" --as defined in Section 3.6(a)(i).

         "Related Person"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, member, manager, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any  individual  described in clause
         (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree of kinship, and (iv) any other natural person who resides with such individual (excluding, in each case from this clause (iv), any domestic employee or non-related house guest residing in the home of such individual), and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including, without limitation, legal counsel, accountants, and financial advisors.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Securities Act"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Set-Off Agreements" -- as defined in Section 2.4(a)(iii).

         "Stock Restrictions"--as defined in Section 2.1.

         "Stockholders"--as defined in the first paragraph of this Agreement.

         "Stockholders' Releases"--as defined in Section 2.4(a)(ii).

         "Stockholders' Closing Documents"--as defined under the definition of "Contemplated Transactions" in this Section 1.

         "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Suppliers"--as defined in Section 3.29.

         "Tax"--any tax (including, without limitation, any income tax, capital gains tax, value-added tax, sales tax, use tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including, without limitation, any customs duty), deficiency, or other fee, and any related charge or amount (including, without limitation, any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body having jurisdiction to so act with respect thereto or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return"--any return (including, without limitation, any information return), report, statement, schedule, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body having jurisdiction to so act with respect thereto in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.       SALE AND TRANSFER OF COMPANY SHARES; PURCHASE PRICE; CLOSING

         2.1 COMPANY SHARES. Subject to the terms and conditions of this Agreement, Stockholders are hereby selling and transferring the Company Shares to Buyer, and Buyer is hereby purchasing the Company Shares from Stockholders. Contemporaneously with the execution and delivery of this Agreement, each Stockholder is delivering or causing to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder, as set forth in Exhibit 2.1. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with signature guarantees by a commercial bank or a member firm of the New York Stock Exchange and such other documents as may be required hereunder or otherwise reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder, free and clear of any and all (i) rights of first refusal or restrictions of any kind, including any restriction on use, voting, transfer, receipt of income or expense of any other attribute of ownership ("Stock Restrictions") and (ii) Encumbrances.

         2.2 PURCHASE PRICE AND PAYMENT. In consideration of the sale by the Stockholders to Buyer of all of the Company Shares and in reliance upon the representations, warranties and covenants of the Stockholders herein contained, Buyer agrees that it is delivering to the Stockholders, in the aggregate, payment (by wire transfer of immediately available United States Funds) equal to $12,701,000.00 (herein, the "Purchase Price"), subject to and in accordance with, the provisions set forth in this entire Section 2.2. The Purchase Price due to Stockholders (as specified in Exhibit 2.1) shall be paid to Stockholders by Buyer's wire transfer of immediately available United States Funds payable to Jack M. Platt, Esquire, as agent for the benefit of each of the Stockholders. Written wire instructions have been provided to Buyer.

         2.3 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") is being held at the offices of Jack M. Platt, Esquire, One Rockefeller Plaza, New York, New York 10020 on July 21, 1997 at 10:00 P.M. The date on, and the time at which, the Closing occurs is hereinafter referred to as the "Closing Date."

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         2.4      CLOSING OBLIGATIONS.  At the Closing:

                  (a)      Stockholders are delivering to Buyer:

                           (i) certificates representing all of the Company Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

                           (ii)  releases  in the  form  of  Exhibit  2.4(a)(ii)
                  executed   by   each   of  the   Stockholders   (collectively,
                  "Stockholders' Releases");

                           (iii) an employment  agreement in the form of Exhibit
                  2.4(a)(iii)(x), executed by Mr. Gluckow and an employment agreement in the form of Exhibit 2.4(a)(iii)(y) executed by Ms. Gluckow (collectively, the "Employment Agreements") and the Set-Off Agreements dated of even date herewith between Buyer and each of Mr. Gluckow and Ms. Gluckow (collectively, the Set-Off Agreements);

                           (iv) the  Disclosure  Letter  executed by each of the
                  Stockholders;

                           (v) A certified statement (the "Certified Indebtedness Statement") to be signed by each of the Stockholders as of the Closing Date, setting forth the amount of Outstanding Indebtedness. (For purposes of this Agreement, "Outstanding Indebtedness" shall mean the amount of outstanding obligations for borrowed monies and operating equipment leases (including, without limitation, accrued and unpaid interest thereon) of the Company in the aggregate, as of the Closing Date); and

                           (vi) a  release  executed  in favor of Buyer  and the
                  Company by each party to each of the Designated Contracts in a form reasonably acceptable to Buyer and which may be included as part of the Stockholder's Releases (the "Designated Contract Releases");

                           (vii) those additional agreements, documents and instruments listed on Exhibit 2.4(a)(vii) (the "Other Stockholder Documents") and the other Stockholders' Closing Documents ; and

                           (viii) The opinion of Jack M. Platt, Esq., counsel to
                  the Stockholders and the Company, in the form of Exhibit 2.4(a)(viii); and

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





                  (b)      Buyer is delivering to Stockholders:

                           (i) the  amounts of cash  payable  to the  respective
                  Stockholders as set forth in Exhibit 2.1, to be effected by wire transfer of funds to the account of Jack M. Platt, Esquire as agent for the benefit of each of the respective Stockholders pursuant to Section 2.2;

                           (ii) the  Buyer  Disclosure  Letter  executed  by the
                  Buyer;

                           (iii) the Employment Agreements and the Set-Off Agreements executed by Buyer;

                           (iv)  releases  in the  form  of  Exhibit  2.4(b)(iv)
                  executed  by  the  Buyer  and  the  Company  (  the   "Buyer's
                  Releases");

                            (v) those additional agreements, documents and instruments listed on Exhibit 2.4(b)(v) (the "Other Buyer Documents" and together with this Agreement, the Buyer Disclosure Letter, the Employment Agreements, the Set- Off Agreements, and the Buyer's Releases, collectively, the "Buyer's Closing Documents"); and

                           (vi) the  opinion  of  Goodwin,  Procter  & Hoar LLP,
                  counsel to the Buyer, in the form of Exhibit 2.4(b)(vi).

         2.5 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

3.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholders hereby make to Buyer the representations and warranties contained in this Section 3. Except to the extent otherwise expressly provided in Section 3.37 of this Agreement and subject to any additional limitations on liability expressly set forth in Sections 5.6 and 5.7 of this Agreement, all representations and warranties set forth in this Section 3 shall be several as to the three Groups, so that the Merrill Lynch Group shall be severally responsible and liable for 7.5% of any such Breach under this Section 3 and any Damages relating thereto, the Rothschild Group shall be severally responsible and liable for 50.875% of any Breach under this Section 3 and any Damages

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





relating thereto (but Nathaniel de Rothschild and Donald B. Elitzer shall be jointly and severally responsible and liable for such 50.875% of any Breach under this Section 3 and any Damages relating thereto for which any Stockholder which is a member of the Rothschild Group may be liable hereunder, including, without limitation, for any liability for Breach or asserted Breach of any representation and warranty under Section 3.37), and the Gluckow Group shall be severally responsible and liable for 41.625% of any Breach under this Section 3 and any Damages relating thereto (but each of the members of the Gluckow Group shall be jointly and severally responsible and liable for 41.625% of any Breach under this Section 3 and any Damages relating thereto); provided; however, that no Stockholder shall have any right of indemnity or contribution from the Company with respect to any Breach or asserted Breach of any representation or warranty under this Section 3.

         3.1      ORGANIZATION AND GOOD STANDING.

                  (a) Part 3.1(a) of the Disclosure Letter contains a complete and accurate list for the Company of its actual corporate name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including, without limitation, the identity and mailing address of each Stockholder and the number of Company Shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of (i) New Jersey and (ii) each other state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except in the case of this clause (ii) only, where the failure to so qualify or the failure to be in good standing would not have a Material Adverse Effect upon the Company.

                  (b) Stockholders have delivered to Buyer true and complete copies of the Organizational Documents of the Company, as currently in effect.

                  (c) Except as set forth in Part 3.1(c) of the Disclosure Letter, neither Crown Bookbindery, Inc. ("Crown") nor the Company has or has ever had any Subsidiary.

         3.2      AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of each of the Stockholders, enforceable against Stockholders in accordance with its terms. The other Stockholders' Closing Documents constitute the legal, valid, and binding obligations of each of the respective Stockholders who are parties thereto, enforceable against such

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





Stockholders in accordance with their respective terms. Each of the Stockholders has the right, power, authority and capacity to execute and deliver this
Agreement and the other Stockholders' Closing Documents to which such Stockholder is a party and to perform such Stockholders' respective obligations under this Agreement and such other Stockholders' Closing Documents.

                  (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement or the other Stockholders' Closing Documents nor the consummation or performance of any of the Contemplated Transactions by the Stockholders will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any
                  Stockholder, or any of the assets owned or used by the Company, may be subject (it being acknowledged by Buyer that any relief seeking specific performance or other equitable remedy may be within the discretion of a court having jurisdiction with respect thereto);

                           (iii) contravene, conflict with, or result in a violation in any material respect of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv) cause Buyer or the Company to become subject to,
                  or to become liable for the payment of, any Tax (other than income Tax with respect to the Company's earnings in respect of any period following the Closing);

                           (v) to the Constructive Knowledge of the Stockholders, cause any of the material assets owned by the Company to be reassessed or revalued by any Taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or (in any material respect) modify any Applicable Contract; or

                           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

         Except as set forth in Part 3.2 of the Disclosure Letter, neither any Stockholder nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement and the other Stockholders' Closing Documents or the consummation or performance by the Stockholders of any of the Contemplated Transactions.

         3.3 CAPITALIZATION. The authorized equity securities of the Company consist of (i) 2,000 shares of common stock, par value $.0001 per share, of which 1,081.081 shares are issued and outstanding and constitute the Company Shares and (ii) 1,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding. The ownership of the Company Shares is set forth in Exhibit 2.1. Except as set forth in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance or Stock Restriction appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Part 3.3 of the Disclosure Letter, there are no Contracts (including, without limitation, any stock option agreements or warrants, written or oral) relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, and has no Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except indirectly through short-term investments in money-market accounts and similar accounts, all of which are included in the Balance Sheet.

         3.4 FINANCIAL STATEMENTS. (a) Stockholders have delivered to Buyer: (i) consolidated balance sheets of the Company as at September 30 in each of the years 1993 through 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended prepared in accordance with GAAP, consistently applied, together with the notes thereto and the audit and opinion thereon of Ernst & Young LLP, independent certified public accountants, (for purposes of this Agreement, the audited consolidated balance sheet of the Company as at September 30, 1996 (including, without limitation, the notes thereto) is referred to herein as the "Balance Sheet"), and (ii) an unaudited consolidated balance sheet of the Company as at May 31, 1997 with a comparative balance sheet as at May 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders'

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



equity, and cash flow for the eight (8) months then ended prepared in accordance with GAAP, consistently applied. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet and other audited financial statements); the financial statements referred to in this Section 3.4 reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

                  (b) The Projections attached to Part 1.2 of the Disclosure Letter were prepared in good faith, and, to the Constructive Knowledge of the Stockholders and the Company, the assumptions employed in their preparation were reasonable at the time of such preparation and on the date hereof, but Buyer acknowledges that financial performance may vary from projections and forecasts because, among other things, events and circumstances frequently do not occur as expected and because the period to which the projections relate may be affected by changes in ownership and control of the Company following the Closing Date; and the parties further acknowledge that the assumptions employed include, without limitation, that the business will continue to operate as of the date hereof and will not include corporate charges above those used by the Company in preparing such Projections or any non-recurring or extraordinary post-closing costs associated directly or indirectly with the Buyer's acquisition of the stock of the Company.

         3.5 BOOKS AND RECORDS. Except as set forth in Part 3.5 of the Disclosure Letter, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including, without limitation, the maintenance of an adequate system of internal accounting controls. Except as set forth in Part 3.5 of the Disclosure Letter, the minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. Except as set forth in Part 3.5 of the Disclosure Letter, no meeting of any such stockholders, Board of Directors, or committee has been held at which any action was taken or authorized for which minutes have not been prepared and are not contained in such minute books. All of those books and records are in the possession of the Company.


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         3.6      REAL AND PERSONAL PROPERTY.

                  (a) Real Property. The Company does not own, directly or indirectly, any real property. All of the real property leased by the Company is identified in Part 3.6(a) of the Disclosure Letter (herein referred to as the "Leased Real Property").

                           (i) Title.  Except for the  exceptions  contained  in
                  title policies issued by Stewart Title Guaranty Co. (Nos. H-4065, dated 2/23/82, and H-6126-M, dated 2/28/85), and in the reports of Phoenix Title Agency, Inc., dated 5/30/97 (Nos. CCC-971033 and CCC-971034), copies of which have been furnished to Buyer's counsel, to the Actual Knowledge of Stockholders, except as set forth in Part 3.6(a) of the Disclosure Letter, the lessors of the Leased Real Property have good, clear, record title to the Leased Real Property, free and clear of all Encumbrances, easements, covenants, restrictions, leases, mortgages, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Real Property Encumbrances"), other than:

                                            (x)      easements,       covenants,
                           restrictions and similar encumbrances that do not and could not materially interfere with the use of the Leased Real Property as currently used and improved by the Company, and

                                            (y) minor  encroachments that do not
                           and, to the Actual Knowledge of Stockholders, could not materially adversely affect the value or use of the Leased Real Property as currently used by the Company and that could be removed without material cost

                  ((x) and (y) being herein collectively referred to as "Permitted Encumbrances"). Except as set forth in Part 3.6(a) of the Disclosure Letter, and in the title policies and reports referenced in Section 3.6(a)(i) above, the Company has good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, free and clear of all Real Property Encumbrances other than Permitted Encumbrances.

                           (ii) Status of Leases. All leases of Leased Real Property are identified on Part 3.6(a) of the Disclosure Letter, and true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the Company and, to the Actual Knowledge of Stockholders, by the other parties thereto, and is in full force and effect. To the Constructive Knowledge of Stockholders, the Company is not in default under any of said leases, nor has any event occurred which, with notice or the passage

                                       20





                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  of time, or both, would give rise to such a default. To the Actual Knowledge of Stockholders, the other party(ies) to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                           (iii) Condition of Leased Real Property.  None of the
                  Leased Real Property is located in an area designated by any Governmental Body (having jurisdiction with respect to the subject matter) as being within a flood plain or subject to special flood or other hazards. Access to the Leased Real Property is by a public way or public street. Except as set forth in Part 3.6(a) of the Disclosure Letter, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current operations of the Company on the Leased Real Property have been connected under valid permits and pursuant to valid easements where required, and are sufficient to service the Leased Real Property in all material respects and in good operating condition.

                           (iv) Compliance with the Law. Neither the Company nor
                  any Stockholder has received any notice from any Governmental Body of any violation of any Legal Requirement or Governmental Authorization with respect to any Leased Real Property that has not been heretofore corrected and no such violation exists which could materially and adversely affect the operation or value of any Leased Real Property. All improvements located on or constituting part of the Leased Real Property and their use and operation by the Company have been since October 1, 1995 and are now in compliance in all material respects with all applicable Legal Requirements and Governmental Authorizations, except as set forth in Part 3.6(a) of the Disclosure Letter. No Consent to the Contemplated Transactions is required of any Governmental Body with jurisdiction over any aspect of the
                  Leased Real Property or its use or operations, except for approval from the New Jersey Department of Environmental Protection ("NJDEP") pursuant to ISRA, which has been obtained (and a true and complete copy of which has been delivered to the Buyer). Neither the Company nor any Stockholder has received any notice of any current real estate tax deficiency or assessment (other than regular, ongoing periodic assessments for real property, town and school Taxes) or has Actual Knowledge of any proposed deficiency, claim or assessment (other than regular, ongoing, periodic assessments for real property, town and school Taxes) with respect to any of the Leased Real Property, or any pending or Threatened condemnation thereof.

                  (b) Personal Property. A complete description of each piece of machinery and equipment of the Company having an estimated fair market value of in excess of $30,000

                                       21





                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



is contained in Part 3.6(b) of the Disclosure Letter. Except as specifically disclosed in Part 3.6(b) of the Disclosure Letter, the Company has good and marketable title to all of its personal property. None of such personal property is subject to any Encumbrance except as specifically disclosed in Part 3.6(b) of the Disclosure Letter. The Balance Sheet reflects all personal property of the Company except items that have been fully expensed or fully depreciated in accordance with GAAP. Except as otherwise specified in Part 3.6(b) of the Disclosure Schedule, all material leasehold improvements, furnishings, machinery and equipment of the Company are in good operating condition, have been well maintained, and in all material respects comply with all applicable Legal and Governmental Authorizations. Except as set forth in Part 3.6 of the Disclosure Letter, to the Actual Knowledge of Stockholders, there are no pending or Threatened changes of any such Legal Requirements or Governmental Authorizations which could have a Material Adverse Effect upon the Company.

         3.7 CONDITION AND  SUFFICIENCY  OF ASSETS.  Except as set forth in Part
3.7 of the Disclosure Letter, to the Actual Knowledge of Stockholders, the Leased Real Property, buildings, plants, structures, material machinery and equipment of the Company are structurally sound, are in good operating condition and repair in all material respects, and are adequate in all material respects for the uses to which they are being put, and none of such Leased Real Property, buildings, plants, structures, or machinery and equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as set forth in Part 3.7 of the Disclosure Letter, to the Constructive Knowledge of Stockholders, the buildings, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed and, in each case, properly recorded in accordance with GAAP in the books and records of the Company. To the Actual Knowledge of Stockholders, except as set forth in Part 3.8 of the Disclosure Letter, there is existing, as of the date hereof, no dispute, contest, claim, or right of set-off involving an amount, individually or in the aggregate, in excess of $5,000 with any obligor of any Account Receivable which is outstanding on the Closing Date, relating to the amount or validity of, or quality of services or products covered by such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  3.9 INVENTORY. All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and

                                       22






                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



salable in the Company's Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet , as the case may be. All inventories not written off have been properly valued in accordance with GAAP at the lower of cost or market on a first-in, first-out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but in the judgment of the Company's management, are reasonable in the present circumstances of the Company.

         3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 3.10 of the Disclosure Letter, to the Actual Knowledge of Stockholders, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) which individually or collectively could have a Material Adverse Effect upon the Company, except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Company's Ordinary Course of Business since the respective dates thereof and properly recorded in accordance with GAAP in the books and records of the Company.

         3.11     TAXES.

                  (a) For all periods which include August 18, 1989 or any period thereafter, the Company has filed or caused to be filed prior to the date of this Agreement all United States federal and state, local and foreign Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Stockholders have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns (including any amendments thereof) filed prior to the date of this Agreement. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to such Tax Returns or otherwise pursuant to applicable Legal Requirements, or pursuant to any assessment received by Stockholders or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                  (b) None of the United States federal and state income Tax Returns of the Company have been audited by the IRS or relevant state tax authorities. There have been no adjustments to, or deficiencies proposed by the IRS or State Taxing Authority with respect to, any of the United States federal and state income Tax Returns filed by the Company prior to the date hereof for any taxable years which include August 18, 1989 or any period thereafter. Except as described in Part 3.11 of the Disclosure Letter, no Stockholder or the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  (c) To the Constructive Knowledge of Stockholders, the charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. To the Actual Knowledge of Stockholders, there exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by applicable Legal Requirements to withhold or collect for any period which includes August 18, 1989 or any period thereafter, have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by the Company for any period which includes August 18, 1989 or any period thereafter, are true, correct, and complete in all material respects, including, without limitation, with respect to any accruals or valuations of tangible or intangible assets. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, and within the five-year period preceding the Closing Date has not been, an "S" corporation.

                  (e) The Company has disclosed on its United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the IRC or could give rise to a substantial underpayment of any state or local taxes.

         3.12     EMPLOYEE BENEFIT PROGRAMS.

                  (a) Part 3.12 of the Disclosure Letter lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company or any of the companies merged with and into the Company or acquired by the Company prior to the date hereof (collectively, the "Predecessors") (i) at any time since July 1, 1991 and (ii) any other Employee Program so maintained at any time prior to the date hereof to the extent that the Company has any liability (contingent or otherwise) with respect thereto.

                  (b) Each Employee Program which has ever been maintained by the Company or any of its Predecessors and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the IRC has received a favorable determination or approval letter from the IRS regarding its qualification under such section and, to the Constructive Knowledge of the Stockholders, has, in fact, been qualified under the applicable section of the IRC from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



omission has occurred which would cause any such Employee Program to lose its qualification under the applicable IRC section.

                  (c) To the Constructive Knowledge of Stockholders, no material failure of any party to comply with any Legal Requirement applicable to the Employee Programs that have been maintained by the Company or any of its Predecessors has occurred or exists. With respect to any Employee Program ever maintained by the Company or any of its Predecessors and which is listed or required to be listed in Part 3.12 of the Disclosure Letter pursuant to Section 3.12(a) hereof, there has occurred no "prohibited transaction," as defined in
Section 406 of ERISA or Section 4975 of the IRC, or breach of any duty under ERISA or other applicable Legal Requirement (including, without limitation, any health care continuation requirements or any other Tax law requirements, or conditions to favorable Tax treatment, applicable to such plan), which will result, directly or indirectly, in any material Taxes, penalties or other liability to the Company or Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Actual Knowledge of Stockholders, Threatened with respect to any such Employee Program.

                  (d) Neither the Company nor any Affiliate (as defined below) nor any of the Company's Predecessors (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by the Company or any of its Predecessors at any time prior to the Closing and which is listed or required to be listed in Part 3.12 of the Disclosure Letter pursuant to Section 3.12(a) hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, any trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under IRC Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (f)      For purposes of this section:

                           (i) "Employee Program" means (A) all employee benefit
                  plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A)
                  above. In the case of an Employee Program funded through an organization described in IRC Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                           (ii) An entity  "maintains"  an  Employee  Program if
                  such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                           (iii) An entity is an  "Affiliate"  of the Company if
                  it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
                  Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         3.13     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS

                  (a) Except as set forth in Part 3.13 of the Disclosure Letter:

                           (i) to the  Constructive  Knowledge of  Stockholders,
                  the Company is, and at all times since October 1, 1995, has been, in compliance in all material

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) to the  Constructive  Knowledge of Stockholders,
                  no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply in any material respect with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature; and

                           (iii) to the Constructive  Knowledge of Stockholders,
                  the Company has not received, at any time since October 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged or potential material violation of, or failure to comply in any material respect with, any Legal Requirement, or (B) any actual, alleged or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

                  (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company, or by which the Company or any of the assets owned or used by the Company is bound. To the Constructive Knowledge of Stockholders, each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter is in effect. Except as set forth in Part 3.13 of the Disclosure Letter:

                           (i) the Company is, and at all times since October 1,
                  1995, has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
                  3.13 of the Disclosure Letter;

                           (ii) to the  Constructive  Knowledge of Stockholders,
                  no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a failure to comply in any material respect with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter;

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                           (iii) the Company has not received, at any time since
                  October 1, 1995, any notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged or potential material violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, alleged or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) to the  Constructive  Knowledge of Stockholders,
                  all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.13 of the Disclosure Letter have in all material respects been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          To  the  Constructive  Knowledge  of  Stockholders,  the  Governmental
Authorizations listed in Part 3.13 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary (a) to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and (b) to permit the Company to own and use (in all material respects) its assets in the manner in which it currently owns and uses such assets.

         3.14     LEGAL PROCEEDINGS; ORDERS

                  (a) Except as set forth in Part 3.14 of the Disclosure Letter, there is no pending Proceeding:

                           (i) that has been commenced by or against the Company
                  or that otherwise relates in any material respect to or may materially and adversely affect the business of, or any of the assets owned or used by, the Company; or

                           (ii) that challenges,  or that may have the effect of
                  preventing, delaying, making illegal, or otherwise interfering in any material respect with, any of the Contemplated Transactions.

         To the Actual Knowledge of Stockholders, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Stockholders have delivered to Buyer copies of all material pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14 of the Disclosure Letter.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



Except as set forth in Part 3.14 of the Disclosure Letter, none of the Proceedings listed in Part 3.14 of the Disclosure Letter will result in a Material Adverse Effect upon the Company.

                  (b) Except as set forth in Part 3.14 of the Disclosure Letter:

                           (i) there is no Order now in effect to which any of the Company, or any of the assets owned or used by the Company, is subject;

                           (ii) no  Stockholder is subject to any material Order
                  that relates to the business of, or any of the assets owned or used by, the Company; and

                           (iii) to the Actual  Knowledge  of  Stockholders,  no
                  officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c) Except as set forth in Part 3.14 of the Disclosure Letter:

                           (i) the Company is, and at all times since October 1,
                  1995, has been, in compliance in all material respects with all of the terms and requirements of each Order now in effect to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has  occurred  or  circumstance  exists
                  that may constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply in any material respect with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (iii) the Company has not received, at any time since
                  October 1, 1995, any notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

         3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part
3.15 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been:

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  (a) any change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of such capital stock;

                  (b) any amendment to any of the Organizational Documents of the Company;

                  (c) any payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Company's Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any stockholders, director, officer, or employee;

                  (d) any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (e) any damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or Prospects of the Company;

                  (f) any entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company in excess of $20,000;

                  (g) any sale (other than sales of inventory in the Company's Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of the Company, including, without limitation, the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) any cancellation or waiver of any claims or rights or any write-off with a value to the Company (either individually or in the aggregate) in excess of $5,000;

                  (i) any change in the accounting methods used by the Company;

                  (j) any agreement, whether oral or written, by the Company to do any of the foregoing;

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  (k) to the Actual Knowledge of Stockholders, any other occurrence or event that has or could result in a Material Adverse Effect upon the Company; or

                  (l) any termination of or release or waiver of, any rights under any Contract identified or, to the Actual Knowledge of Stockholders, required to be identified in part 3.16(a) or 3.16(b) of the Disclosure Letter.

         3.16     CONTRACTS; NO DEFAULTS

                  (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list, and Stockholders have made available to Buyer true and complete copies (or written summaries in the case of oral arrangements), of:

                           (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company for an amount or having a value in excess of $20,000;

                           (ii) each Applicable Contract that involves performance of services for, or delivery of goods or materials to the Company for an amount or having a value in excess of $20,000;

                           (iii) each  Applicable  Contract that was not entered
                  into in the Company's Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

                           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                           (v) each  licensing  agreement,  sales  agreement  or
                  other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property (other than licensing agreements normally accompanying non-material software programs such as WordPerfect(TM) and Quicken(TM));

                           (vi) each  currently  effective  Applicable  Contract
                  with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                           (vii) each collective  bargaining Applicable Contract
                  and each other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                           (viii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (ix) each Applicable  Contract  containing  covenants
                  that in any way purport to restrict the business activity of the Company or, to the Actual Knowledge of Stockholders, any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           (x) each Applicable  Contract  providing for payments
                  to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (xi)  each  power  of  attorney   that  is  currently
                  effective and outstanding;

                           (xii) each  Applicable  Contract  entered  into other
                  than in the Company's Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for special, consequential or indirect damages which may exceed $5,000;

                           (xiii)   each   Applicable   Contract   for   capital
                  expenditures in excess of $20,000;

                           (xiv) each written warranty,  guaranty,  and or other
                  similar undertaking with respect to contractual performance extended by the Company other than in the Company's Ordinary Course of Business; and

                           (xv) each  amendment,  supplement,  and  modification
                  (whether oral or written) in respect of any of the foregoing.

         Part 3.16(a) of the Disclosure Letter sets forth the subject matter of such Contracts, the parties to such Contracts, and (if ascertainable) the amount of the remaining commitment of the Company under such Contracts.

                  (b)  Except as set  forth in Part  3.16(b)  of the  Disclosure
Letter:

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                           (i) no  Stockholder  (and no  Related  Person  of any
                  Stockholder) has or may acquire any rights under, and no Stockholder has or may become subject to any obligation or liability under, any Applicable Contract; and

                           (ii) to the  Actual  Knowledge  of  Stockholders,  no
                  officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) compete with the Company or otherwise engage in or continue any conduct, activity, or practice directly relating to such Person's involvement with the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Part 3.16(c) of the Disclosure Letter, each Contract identified or, to the Actual Knowledge of Stockholders, required to be identified in Part 3.16(a) or 3.16(b) of the Disclosure Letter is in full force and effect and, to the Actual Knowledge of Stockholders, there is no basis for believing that each such Contract is not valid and enforceable in all material respects in accordance with its terms (it being acknowledged by Buyer that any relief seeking specific performance or other equitable remedy may be within the discretion of a court having jurisdiction with respect thereto).

                  (d)  Except as set  forth in Part  3.16(d)  of the  Disclosure
Letter:

                           (i) the Company is, and at all times since October 1,
                  1995, has been, in compliance in all material respects with all applicable terms and requirements of each Contract identified or, to the Actual Knowledge of Stockholders, required to be identified in Part 3.16(a) or 3.16(b) of the Disclosure Letter (for purposes of this clause (d), a "Material Applicable Contract") under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                           (ii) to the Actual  Knowledge of  Stockholders,  each
                  other Person that has or had any obligation or liability under any Material Applicable Contract under which the Company has or had any rights is, and at all times since October 1, 1995 has been, in compliance in all material respects with the terms and requirements of such Contract;

                           (iii) to the Constructive  Knowledge of Stockholders,
                  no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Company or any other Person the right to declare a default or exercise

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





                  any remedy under, or to accelerate the maturity or performance
                  of,  or  to  cancel,   terminate,   or  modify,  any  Material
                  Applicable Contract; and

                           (iv) to the  Constructive  Knowledge of Stockholders,
                  the Company has not given to or received from any other Person, at any time since October 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged or potential violation or breach of, or default under, any Material Applicable Contract.

                  (e) The presently effective Applicable Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Company's Ordinary Course of Business.

         3.17     INSURANCE

                  (a)      Stockholders have delivered to Buyer:

                           (i) true  and  complete  copies  of all  policies  of
                  insurance to which the Company is a party or under which the Company, or, to the extent such policies have been obtained or are paid for by the Company, any officer, director or employee of the Company, is or has been covered at any time since June 1, 1996;

                           (ii)  true  and   complete   copies  of  all  pending
                  applications for policies of insurance; and

                           (iii) any  statement by the auditor of the  Company's
                  financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b)      Part 3.17(b) of the Disclosure Letter describes:

                           (i) any  self-insurance  arrangement  by or affecting
                  the Company, including, without limitation, any reserves established thereunder;

                           (ii) any Contract,  other than a policy of insurance,
                  for the transfer or sharing of any risk by the Company; and

                           (iii) all obligations of the Company to third parties
                  with respect to insurance (including, without limitation, such obligations under leases and

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





                  service agreements) and identifies the policy under which such coverage is provided.

                  (c)  Except as set  forth on Part  3.17(c)  of the  Disclosure
                  Letter:

                           (i) Said insurance  policies and  arrangements are in
                  full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof and said insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all applicable Legal Requirements and all material Applicable Contracts to which the Company is a party. There is no fee or penalty for the early termination of any of said insurance policies or arrangements. The Company currently has in its files accurate copies of all such insurance policies and arrangements and any other similar policies and arrangements in effect for any period which includes August 18, 1989 or any period thereafter.

                           (ii) No  Stockholder  or the Company has received (A)
                  any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has given  notice to the insurer of
                  all claims that may be insured thereby.

         3.18 ENVIRONMENTAL MATTERS. Except as set forth in part 3.18 of the Disclosure Letter:

                  (a) Except as may have been disclosed by the Company in its NJDEP Submissions (as defined below), or as may be lawful and not require such disclosure under applicable Environmental Law, to the Actual Knowledge of Stockholders, neither the Company nor any of its Predecessors has Released any Hazardous Materials or engaged in Hazardous Activities on or from any of the Facilities.

                  (b) To the Actual Knowledge of Stockholders, all written statements, representations and supporting documents submitted to NJDEP as part of or relating to the Company's May 19, 1997 ISRA submission to NJDEP in connection with the Contemplated Transactions and as part of all other submissions previously made to NJDEP pursuant to ECRA or ISRA regarding the Facilities (collectively, the "NJDEP

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         Submissions") were true, complete and correct in all material respects as of the date when made.

                  (c) True and complete copies of all written communications between NJDEP and the Company (or its Predecessors) or any of its Representatives pursuant to ECRA or ISRA regarding the Facilities have been provided to Buyer and a complete list thereof is set forth in Part 3.18(c) of the Disclosure Letter.

                  (d) To the Constructive Knowledge of Stockholders, there are no actual or Threatened Orders, claims, notices or Proceedings of or by any Governmental Body respecting any violation of or failure to comply with any applicable Environmental Law by the Company.

                  (e) Except as expressly disclosed by the Company prior to the date hereof in its NJDEP Submissions, to the Actual Knowledge of Stockholders, no subsurface contamination of the Environment at levels in excess of applicable reporting or cleanup standards currently exist on, in or under the Facilities under applicable Environmental Law.

                  (f) To the Constructive Knowledge of Stockholders, no actual or Threatened Orders, claims, notices or Proceedings by any Person asserting responsibility or liability of the Company under applicable Environmental Law or based upon a claim of tortious conduct or contractual breach for the disposal of Hazardous Materials by or on behalf of the Company or any of its Predecessors at any off-site location have been received by the Company.

                  (g) The Stockholders and the Company have provided to Buyer complete and accurate copies of (i) all environmental reports, submissions to or correspondence with NJDEP, and (ii) to the extent they are in the custody of the Company, have made available to Buyer copies of all Hazardous Materials manifests and other related information regarding off-site waste storage, treatment or disposal locations to which Hazardous Materials generated or transported by the Company (and its Predecessors) have been transported for disposal.

                  (h) To the Actual Knowledge of EACH EMPLOYEE OF THE Company RESPONSIBLE FOR ENVIRONMENTAL AFFAIRS, CONTROL OR COMPLIANCE AND EACH MANAGER, SUPERVISOR, OFFICER AND DIRECTOR of the Company (collectively, "Responsible Persons" and individually a "Responsible Person"), during the past five (5) years, neither the Company nor any Responsible
         Person: HAS HAD ANY REPORTABLE RELEASES OR SPILLS OF HAZARDOUS SUBSTANCES, HAZARDOUS WASTE OR ANY OTHER

         POLLUTANTS, AS DEFINED BY APPLICABLE ENVIRONMENTAL STATUTES OR REGULATIONS.

                  (i) To the Actual Knowledge of each Responsible Person, during the past five (5) years, (i) neither any Responsible Person nor (ii) the Company: HAS BEEN PROSECUTED, OR IS CURRENTLY BEING PROSECUTED, FOR CONTRAVENTION OF ANY STANDARD OR LAW RELATING TO THE RELEASE OR THREATENED RELEASE FROM THE LOCATION OF A HAZARDOUS SUBSTANCE, HAZARDOUS WASTE OR ANY OTHER POLLUTANT.

                  (j) To the Actual Knowledge of each Responsible Person, Part 3.18(j) of the Disclosure Letter LISTS ALL CLAIMS MADE AGAINST the Company or any Responsible Person DURING THE PAST FIVE YEARS FOR CLEANUP OR RESPONSE ACTION, "TOXIC TORT" OR OTHER BODILY INJURY, OR PROPERTY DAMAGE, RESULTING FROM THE RELEASE OF HAZARDOUS SUBSTANCES, HAZARDOUS WASTE, OR OTHER POLLUTANTS, FROM THE LOCATION OR OTHER LOCATIONS OWNED OR OPERATED BY any Responsible Person or the Company, INTO THE ENVIRONMENT. Part 3.18(j) of the Disclosure Letter PROVIDES A BRIEF DESCRIPTION OF THE CLAIM(S) AND ITS DISPOSITION.

                  (k) To the Actual Knowledge of each Responsible Person, as of the Closing Date, except as DESCRIBED IN DETAIL in Part 3.18(k) of the Disclosure Letter, neither (i) any Responsible Person nor (ii) the
         Company: KNOWS OF ANY FACTS OR CIRCUMSTANCES WHICH MAY REASONABLY BE EXPECTED TO RESULT IN A CLAIM OR CLAIMS BEING ASSERTED AGAINST the Company FOR ENVIRONMENTAL CLEANUP OR RESPONSE, OR FOR BODILY INJURY OR PROPERTY DAMAGE ARISING FROM THE RELEASE OF POLLUTANTS INTO THE ENVIRONMENT.

                  (l) Part 3.18(l) of the Disclosure Letter lists each individual who is a Responsible Person and all of them collectively constitute all of the Responsible Persons. Mr. Gluckow has consulted with each of the individuals designated in Part 3.18(l) of the Disclosure Letter and has confirmed with each of them that the representations and warranties set forth in Sections 3.18(h), (i), (j) and (k) are accurate.

Buyer and Stockholders expressly agree that the words appearing in all CAPITAL LETTERS in the representations and warranties contained in Sections 3.18(h),
(i), (j) and (k), above, shall have the respective meanings ascribed thereto in the "American International Companies Pollution Legal Liability Application" (61868(1/95)) and in the "Commercial and Industry

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



Insurance Company Pollution Legal Liability Select SM Policy" (64159 (2/96)), copies of which have been provided to Mr. Gluckow for the benefit of Stockholders on or prior to the Closing Date and which receipt Stockholders hereby acknowledge. Other terms with initial capital letters used in the representations and warranties contained in Sections 3.18(h), (i), (j) and (k), above, and not specifically defined therein shall have the respective meanings ascribed thereto in Section 1 of this Agreement.

         3.19     EMPLOYEES

                  (a) Part 3.19 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including, without limitation, each employee on leave of absence or layoff status: name; job title; date of hire; current compensation paid or payable and any change in compensation since October 1, 1996; vacation accrued; the amount of income reported on Form W-2 for calendar 1996; and service credited for purposes of vesting and eligibility to participate under each of the Company's profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, severance pay, insurance, medical, welfare, or vacation plan, or any other employee or director benefit or welfare plan.

                  (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including, without limitation, any Proprietary Rights Agreement with Stockholders or the Company by any such employee or director. Except as set forth in Part 3.19 of the Disclosure Letter, to the Actual Knowledge of Stockholders, no director, officer, or other Key Employee of the Company intends to terminate his or her employment with the Company.

                  (c) Part 3.19 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company or any of its Predecessors, or their dependents, receiving benefits or scheduled to receive benefits from or at the expense of the Company in the future: name and a description of retirement benefits including, without limitation, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.20 LABOR RELATIONS; COMPLIANCE. Prior to the date hereof, the Company has not been or is a party to any collective bargaining or other labor Contract. Since October 1, 1995, there has not been, there is not presently pending or existing, and, to the Actual Knowledge of Stockholders, there is not Threatened,
(a) any strike, slowdown, picketing,

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



work stoppage, or administrative process with respect to any employee grievance,
(b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including, without limitation, any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent. To the Actual Knowledge of Stockholders, no event has occurred or circumstance exists that could reasonably be expected to result in any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply in any material respect with any of the foregoing Legal Requirements.

         3.21     INTELLECTUAL PROPERTY

                  (a)  Intellectual   Property  Assets--The  term  "Intellectual
Property Assets" shall mean:

                           (i) "Word  Marks",  which  shall  mean the  following
                  insofar as they contain the following words or some of the following words: the trademark/service mark "BOOK-MART PRESS" and the corporate name "Book-Mart Press, Inc." and any of the following as have acquired secondary meaning as used in the Company's Ordinary Course of Business: all fictional business names, trade names, registered and unregistered trademarks and service marks, and applications therefor;

                           (ii) "Non-Word Marks", which shall mean any marks that contain no words or parts of words, but may have acquired secondary meaning;

                           (iii) "Patents",  which shall mean all inventions for
                  which U.S. Patents have been obtained or for which a U.S. Patent is currently applied-for;

                           (iv) "Patentables", which shall mean all inventions of the Company that are patentable that belong to the Company, and that are used in the Company's Ordinary Course of Business, but for which no U.S. Patents have been obtained or are currently applied-for by the Company;

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                           (v) "Non-Secret Proprietary Information", which shall
                  mean all items of non-secret proprietary information (specifically excluding Word Marks, Non-Word Marks, Patents, Patentables, and Trade Secrets) that belong to the Company and that are reasonably necessary to the ordinary operation of the Company's current business, including any of the following to the extent that they are not secret: customer lists, technical information, data, plans, drawings, and blueprints;

                           (vi) "Trade Secrets",  which shall mean such items of
                  proprietary information that fulfill all of the following: (A) they belong to the Company; (B) they are unknown outside the Company, and (C) they are (and their secrecy is) reasonably necessary to the ordinary operation of the Company's current business;

                           (vii) "Software", which shall mean all computer programs used by the Company in the ordinary operation of the Company's current business, and

                           (v) "Copyrights", which shall mean all copyrights and
                  federal registrations thereof in which the Company has an interest.

                  (b) Agreements--Part 3.21(b) of the Disclosure Letter contains a complete and accurate list and summary description, including, without limitation, any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to the Constructive Knowledge of Stockholders, no Threatened disputes or disagreements with respect to any such Contract.

                  (c)      Intellectual Property Necessary for the Business

                           (i) Except as set forth in Part 3.21(c) of the Disclosure Letter, any ownership by the Company in each of the Intellectual Property Assets is free and clear of all Encumbrances. Except as set forth in Part 3.21(c) of the Disclosure Letter, to the Constructive Knowledge of the Stockholders, the Company has the right to use all of the Intellectual Property Assets which it owns or otherwise uses without payment to a third party. The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as they are currently conducted or as reflected in the Confidential Memorandum, dated December 26, 1996, as updated or supplemented and provided to Buyer by or on behalf of Stockholders..

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT


                           (ii) Except as set forth in Part 3.21(c) of the Disclosure Letter, no former or current employees of the Company have executed written Contracts with the Company that assign to the Company any rights to any inventions, improvements, discoveries, or information relating to the business of the Company. To the Actual Knowledge of Stockholders, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                  (d) Patents & Patentables. The Company owns no Patents, and, except insofar as a patent license may be implied in law on grounds of the Company's lawful purchase or use of one or more items of equipment, inventory, or Software, the Company licenses no Patents from any third parties. To the Actual Knowledge of Stockholders, the Company owns no Patentables.

                  (e)      Trademarks

                           (i) Part 3.21(e) of the Disclosure  Letter contains a
                  complete and accurate list and summary description of all Word Marks owned by the Company or currently used by the Company in the Ordinary Course of Business. Any ownership by the Company of a Word Mark is free and clear of Encumbrances. To the Actual Knowledge of Stockholders, the Company neither owns nor uses any Non-Word Marks in the Ordinary Course of Business.

                           (ii) The  Company  owns no  registered  Word Marks or
                  registered Non-Word Marks and, except insofar as a trademark license may be implied in law on grounds of the Company's lawful purchase or use of one or more items of equipment, inventory, or Software, the Company licenses no Word Marks or Non-Word Marks from any third parties.

                           (iii) The Company has not  commenced  any  Proceeding
                  (currently pending) alleging that anyone has infringed upon any of the Company's rights in any Word Mark or Non-Word Mark listed in Part 3.21(e) of the Disclosure Letter, and, to the Actual Knowledge of Stockholders, no one is infringing the Company's rights in any such Word Mark or Non-Word Mark or is using any such Word Mark or Non-Word Mark in a manner which would materially interfere with the Company's continued ability to make use of such Word Mark or Non-Word Mark as currently used in the Ordinary Course of Business. To the Actual Knowledge of Stockholders: the Company has received no notice of

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  any pending Proceeding asserting trademark, service mark, or trade name infringement by the Company in respect of any Word Mark or Non-Word Mark listed in Part 3.21(e) of the Disclosure Letter or otherwise, and no such lawsuit is pending or Threatened.

                  (f) Copyrights. The Company makes no claim to ownership of any Copyrights, and, except insofar as a copyright license may be implied in law on grounds of the Company's lawful printing of one or more copyrighted works at the request of the Copyright owner (or its licensee) or insofar as a license may have been obtained to operate copyrighted Software lawfully licensed by the Company, the Company licenses no Copyrights from any third parties.

                  (g) Trade Secrets and Non-Secret Proprietary Information. The Company makes no claim to ownership of any Trade Secrets. To the Actual Knowledge of Stockholders, the Company has the right to continue to make use of its Non-Secret Proprietary Information in the ordinary course of its current business without a valid adverse claim by any third party. The Company has received no notice of any adverse claim to any of the Company's Non-Secret Proprietary Information.

         3.22 CERTAIN PAYMENTS. To the Constructive Knowledge of Stockholders, since October 1, 1995, neither the Company nor any director, officer, agent, or employee of the Company or any other Person acting for or on behalf of the Company, has directly or indirectly (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.23     DISCLOSURE.

                  (a) Except as set forth in Part 3.23(a) of the Disclosure Letter, no representation or warranty of Stockholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) Except as set forth in Part 3.23(b) of the Disclosure Letter, to the Actual Knowledge of Stockholders, there is no fact that has specific application to any Stockholder or the Company (other than general economic or industry conditions) and that has had a Material Adverse Effect upon the Company or, as far as any Stockholder can reasonably foresee, could

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



have a Material Adverse Effect upon the Company that has not been set forth in this Agreement or the Disclosure Letter.

         3.24  RELATIONSHIPS  WITH RELATED PERSONS.  Except as set forth in Part
3.24 of the Disclosure Letter, no Stockholder or any Related Person of any Stockholder or of the Company has, or since October 1, 1995 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Company's businesses. Except as set forth in Part 3.24 of the Disclosure Letter, no Stockholder or any Related Person of any Stockholder or of the Company is the owner of or since October 1, 1995 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.24 of the Disclosure Letter, no Stockholder or any Related Person of any Stockholder or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.25 BROKERS OR FINDERS. Except as set forth in Part 3.25 of the Disclosure Letter, the Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

         3.26 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are described in all material respects in Part 3.26 of the Disclosure Letter, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the individual or individuals authorized in respect thereof.

         3.27 LIST OF DIRECTORS AND OFFICERS. Part 3.27 of the Disclosure Letter contains a true and complete list of all current directors and officers of the Company. In addition, Part 3.27 of the Disclosure Letter contains a list of all managers, employees and consultants of the Company who, individually, are scheduled to receive compensation from the Company for the fiscal year ending September 30, 1997, in excess of $50,000. In each case such listing includes the current job title and current aggregate annual compensation of each such individual.

         3.28 NON-FOREIGN STATUS. The Company is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT




         3.29 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. Part 3.29(a) of the Disclosure Letter sets forth the approximate aggregate amount of sales by the Company from June 1, 1996 through May 31, 1997 to, and the name of, any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounted for more than 10% of the sales of the Company for the twelve months ended September 30, 1996 or for the eight months ended as of the date of the Interim Balance Sheet (collectively, the "Customers and Distributors"). Part 3.29(b) of the Disclosure Letter lists all of the suppliers of the Company to whom during the fiscal year ended September 30, 1996 or the eight-month period ended as of the date of the Interim Balance Sheet the Company made payments aggregating $20,000 or more, showing, with respect to each, the name, address and approximate dollar volume involved for the period from October 1, 1996 to May 31, 1997, inclusive (the "Suppliers"). To the Actual Knowledge of Stockholders, the relationships of the Company with its Customers, Distributors and Suppliers are good commercial working relationships. Except as set forth in Part 3.29(c) of the Disclosure Letter, no Customer, Distributor or Supplier has canceled, materially modified, or otherwise notified the Company of the termination of its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company, nor to the Actual Knowledge of Stockholder, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

         3.30 TRANSFER OF COMPANY SHARES. To the Constructive Knowledge of Stockholders, no holder of stock of the Company has at any time transferred any of such stock to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

         3.31 STOCK REPURCHASE. Except as set forth in Part 3.31 of the Disclosure Letter, the Company has not redeemed or repurchased any of its capital stock.

         3.32 NO INDEBTEDNESS BETWEEN STOCKHOLDER/COMPANY. Except as set forth in Part 3.32 of the Disclosure Letter, no Stockholder has any outstanding indebtedness for borrowed monies, directly, or indirectly through such Stockholder's Related Persons, to the Company as of the date hereof; and the Company has no outstanding indebtedness for borrowed monies or, except in their capacity as an employee or director, if any, any financial or employment obligations or liability of any kind as of the date hereof to any Stockholder or any Related Person of such Stockholder.

         3.33     NO ACQUISITION OF CAPITAL STOCK OF BUYER BY
STOCKHOLDERS. Except as set forth in Part 3.33 of the Disclosure Letter, at no time during the twelve-month period ending as of the date hereof has any Stockholder or any Related Person of such Stockholder acquired any capital stock or other securities of Buyer.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         3.34 COMPLIANCE WITH SECTION 280G OF THE IRC BY THE COMPANY. The Company has not made any payment, and is not obligated to make any payments, and is not a party to any agreement to make payments which would not be deductible under Section 280G of the IRC.

         3.35 ADDITIONAL TAX REPRESENTATION. The Company (a) has not been a member of an Affiliated Group (as defined in the IRC) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (b) has no liability for the Taxes of any Person (other than the Company) under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise except for collection and remission to the applicable Governmental Body of sales and/or use Taxes with respect to its customers.

         3.36 TERMINATION OF AGREEMENTS. Part 3.36 of the Disclosure Letter sets forth a description of all Designated Contracts. Except as expressly set forth in Part 3.36 of the Disclosure Letter, all Designated Contracts have been irrevocably terminated as of the Closing Date and the Company has not incurred or accrued any cost or expense with respect to any Designated Contract since the date of the Balance Sheet and the Company will have no further liability or obligations under any of the Designated Contracts on or after the Closing Date.

         3.37 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to Buyer each of the representations and warranties set forth in this Section 3.37 with respect to such Stockholder, subject in all cases with respect to any Stockholder who or which is a member of the Rothschild Group to the provisions of the introductory paragraph of this Section 3 and Section 5.7 hereof. Except to the extent of the liability of Donald B. Elitzer and Nathaniel de Rothschild for Breaches or asserted Breaches of this Section 3.37 by any member of the Rothschild Group, no Stockholder will have liability for the Breach or asserted Breach of this Section 3.37 by any other Stockholder. No Stockholder shall have any right of indemnity or contribution from the Company with respect to the Breach or asserted Breach of any representation or warranty hereunder.

                  3.37.1 COMPANY SHARES. Such Stockholder owns of record and beneficially the number of the Company Shares set forth opposite such Stockholder's name in Exhibit 2.1. Such Company Shares are, and when delivered by such Stockholder to Buyer pursuant to this Agreement will be, duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all Encumbrances and Stock Restrictions.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  3.37.2 AUTHORITY. This Agreement and the other Stockholders' Closing Documents executed and delivered by such Stockholder pursuant to this Agreement have been duly authorized by all necessary corporate action of each Stockholder which is a corporation, and such Stockholder has full power and authority to transfer, sell and deliver such Stockholder's Company Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                  (a) does not and will not violate any provision of the Organizational Documents of any Stockholder which is not a natural person, or any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (b) does not and will not result in a Breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other material Contract or Order to which such Stockholder is a party or by which the property of such Stockholder is bound or affected in any material respect, or result in the creation or imposition of any Encumbrance on the assets of the Company or any Encumbrance or Stock Restriction on Company Shares owned by such Stockholder.

                  3.37.3 FINDER'S FEE. Except as set forth in Part 3.25 of the Disclosure Letter, such Stockholder has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

                  3.37.4  AGREEMENTS.  Except as set forth in Part 3.37.4 of the
Disclosure Letter, if such Stockholder is employed by the Company, such Stockholder is not a party to any non-competition, trade secret or confidentiality agreement with any Person other than the Company. There are no Contracts or arrangements not contained herein or disclosed in the Disclosure Letter, to which such Stockholder is a party relating to the business of the Company or to such Stockholder's rights and obligations as a stockholder, director or officer of the Company. Except as set forth in Part 3.37.4 of the Disclosure Letter, such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company, or any Person which has a Contract or arrangement with the Company. Such Stockholder has not at any time transferred any of the capital stock of the Company held by or for such holder to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee. The execution, delivery and performance of this Agreement and each other Stockholder's Closing Documents to which such Stockholder

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



is a party will not violate or result in a default or acceleration of any obligation under any Contract or other instrument to which such Stockholder is a party.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Stockholders as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.

         4.2      AUTHORITY; NO CONFLICT.

                  (a) This Agreement and the other Buyer's Closing Documents constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the right, power, and authority to execute and deliver this Agreement and the other Buyer's Closing Documents and to perform its obligations under this Agreement and the other Buyer's Closing Documents.

                  (b) Neither the  execution  and delivery of this  Agreement by
Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i)   any   provision   of   Buyer's   Organizational
                  Documents;

                           (ii) any resolution adopted by the board of directors
                  or the stockholders of Buyer;

                           (iii) any Legal  Requirement  or Order to which Buyer
                  may be subject; or

                           (iv) any  Contract  to  which  Buyer is a party or by
                  which Buyer may be bound.

         Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         4.3 INVESTMENT INTENT. Buyer is acquiring the Company Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act.

         4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the best of Buyer's Actual Knowledge, no such Proceeding has been Threatened.

         4.5 BROKERS OR FINDERS. Except as set forth in Part 4.5 of the Buyer Disclosure Letter, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.       INDEMNIFICATION; REMEDIES

         5.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the Stockholders' Closing Documents, the Buyer's Closing Documents, the Certified Indebtedness Statement delivered pursuant to Section 2.4(a)(v), and any other certificate agreement or document delivered pursuant to this Agreement or such other documents will, except as otherwise expressly provided in this Agreement, survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Actual Knowledge or Constructive Knowledge capable of being acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

         5.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY
STOCKHOLDERS. Stockholders will indemnify and hold harmless Buyer and the Company, and their respective officers, directors and employees (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including, without limitation, reasonable costs of investigation and defense and reasonable attorneys' fees and disbursements) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with or based upon:

                  (a) any Breach or asserted Breach of any representation or warranty made by any of the Stockholders in this Agreement, the Disclosure Letter, any of the other Stockholders' Closing Documents, or any other certificate or document delivered by any of the Stockholders pursuant to any of the foregoing (excepting in all cases only the


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         Employment Agreements, the Set-Off Agreements, and the Master Lease Agreement of even date between the Company and 2001 Realty Corp (the "New Lease");

                  (b) any Breach or asserted Breach by any Stockholder of any covenant, agreement, obligation or undertaking (as distinguished from a representation or warranty) of such Stockholder in this Agreement or in any of the other Stockholders' Closing Documents to which such Stockholder is a party (excepting in all cases only the Employment Agreements, the Set-Off Agreements, and the New Lease);

                  (c) any matter set forth in Part 5.2 of the Disclosure Letter, but only as and to the extent set forth therein;

                  (d) except to the extent set forth in Part 5.2(d) of the Disclosure Letter, any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Stockholder or the Company (or any Person acting on any such Person's behalf) in connection with any of the Contemplated Transactions; or

                  (e) any liability or asserted liability of the Company for Taxes arising from any event or transaction prior to the Closing which has not been paid or provided for or reserved against in full by the Company, including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company (it being understood that this Section 5.2(e) is in addition to and not in limitation of any other claim relating to Taxes arising pursuant to
         Section 5.2(a) hereof, but, to the extent duplicative, is not intended to multiply Stockholders' liability hereunder).

         5.3      INDEMNIFICATION AND PAYMENT OBLIGATIONS OF
STOCKHOLDERS--ACCOUNTS RECEIVABLE.

                  (a) In addition to any other provisions of Section 5 (but as Buyer's sole recourse under this Agreement respecting Stockholders' obligations to the extent but only to the extent they relate directly to the collection of the Company's Accounts Receivable), Stockholders will, upon demand by Buyer or the Company at any time on or after October 1, 1998, pay to Buyer (or the Company) the amount (if any) by which the aggregate amount of all Accounts Receivable outstanding on the Closing Date (the "Company Receivables") which have not been collected on or before September 30, 1998 (the "Uncollected Receivables") exceeds $200,000 (the amount by which the Uncollected Receivables exceeds $200,000 being referred to as the "Uncollectibles Amount"); provided, however, that:


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT


                           (i) if any payment  ("Collected  Amount") is received
                  by Buyer or the Company in respect of any Uncollected Receivable (determined with respect to each Account Receivable) after September 30, 1998 and prior to September 30, 2001 (the "Collection Period"), then Buyer or the Company shall promptly thereafter make a payment in the amount of such Collected Amount (net of any reasonable out-of-pocket costs of collection of such amounts) to the Person designated by the Stockholders in Part 5 of the Disclosure Letter (the "A/R Designee"); provided, however, that in no event shall the aggregate of all such payments exceed the Uncollectibles Amount; and

                           (ii) the Company may, in its sole discretion,  assign
                  any Company Receivables for which uncollected amounts remain as of September 30, 1998 to the A/R Designee (for the ratable benefit of each of the Stockholders), in which case the Company's and Buyer's obligations under clause (a)(i) of this
                  Section 5.3 shall not thereafter apply to any such Account Receivable. The Stockholders may pursue collection of any Company Receivables so assigned in any manner they may deem desirable.

                  (b) During the period commencing on the Closing Date and ending upon expiration of the Collection Period, Buyer will attempt to collect all Company Receivables in accordance with the Company's regular, customary commercial policies and practices (but without being required to resort to litigation or the use of collection agencies).

                  (c) Payments received by the Company from account debtors who may also be account debtors to the Company in connection with the post-closing business of the Company shall be applied to Company Receivables in the order that the accounts receivable owing by each such account debtor arose (i.e., on a "first-in", "first-out" basis), except and to the extent of Disputed Receivables as provided for in this Section 5.3.

                  (d) Buyer shall assure that the A/R Designee shall have access, no less frequently than once per calendar quarter, to (a) the name of each person who was an account debtor as of the Closing Date and who has made any payment (whether on account of any Company
         Receivables or otherwise) since the Closing Date, (2) the remaining balance of such account debtor's outstanding Company Receivable, and
         (3) the aggregate amount of all uncollected Company Receivables as at the close of the immediately preceding quarter. With respect to any Uncollected Receivables transferred to the Stockholders in accordance with subclause (a)(ii) of this Section 5.3, Buyer will provide the Stockholders with true, complete and correct copies of the files relating thereto, including copies of individual remittance advices, if any.

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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  (e) At a reasonable time and upon reasonable notice to Buyer between the Closing Date and September 30, 1998, the Stockholders shall have the right to audit on one occasion (at the Stockholders' sole expense) the Company's books and records to confirm the accuracy of Buyer's information in respect of collections of Company Receivables. The Company, under the direct supervision of its President, shall have the right, in its discretion, without the consent of the Stockholders, to grant or allow reasonable credits, returns or other allowances (collectively, "Allowances") for any Company Receivable for which the Company has received or shall receive written notification of refusal to pay all or any part of any such Company Receivable ("Disputed Receivable"). Neither Buyer nor the Company will promote, encourage or recommend that any account debtor dispute any Company Receivable. The Company shall make reasonable efforts consistent with the Company's practices to collect such Disputed Receivables.

                  (f) Within ten (10) days after the Closing Date, Mr. Gluckow shall supervise the preparation of a complete and accurate list of the Company's Accounts Receivable outstanding as of the Closing Date, and shall cause a copy of such list to be provided to the A/R Designee, the Buyer and the Group Representatives.

         5.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Stockholders for, and will pay to Stockholders the amount of any Damages arising, directly or indirectly, from or in connection with or based upon (a) any Breach of any representation or warranty made by Buyer in this Agreement, in any of the other Buyer's Closing Documents, or in any other certificate or document delivered by Buyer pursuant to this Agreement (excepting in all cases only the Employment Agreements, the Set- Off Agreements, and the New Lease); (b) any Breach by Buyer of any covenant, agreement, obligation or undertaking (as distinguished from a representation or warranty) of Buyer in this Agreement or in any of the other Buyer's Closing Documents (excepting in all cases only the Employment Agreements, the Set-Off Agreements, and the New Lease); or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         5.5      TIME LIMITATIONS.

                  5.5.1 Stockholders will have no liability for indemnification under this Section 5 with respect to any representation or warranty, other than those in Sections 3.1(a) (first sentence to the extent it relates to capitalization or ownership), 3.1(b), 3.2(a), 3.3 (except the last sentence thereof), 3.11 (or any other representation or warranty contained in Section 3 to the extent, but only to the extent, that it relates to Taxes), 3.12, 3.18, 3.36, 3.37.1 and 3.37.2 (first sentence only), unless on or before December 31, 1998, Buyer notifies the

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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



respective   Group   Representative   named  in  Section   6.4  hereof   ("Group
Representative") in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer.

                  5.5.2 A claim with respect to Sections 3.11 (or any other representation or warranty contained in Section 3 to the extent, but only to the extent, that it relates to Taxes) or 3.12 may be made at any time on or before the later of (i) the sixtieth (60th) day after the date upon which the liability to which any such claim may relate is barred by all applicable statutes of limitation and (ii) the sixtieth (60th) day after the date upon which any claim for refund or credit related to such claim is barred by all applicable statutes of limitations (after taking into effect any waiver or extensions thereof for any reason).

                  5.5.3 A claim with respect to Section 3.18 may be made at any time on or before July 21, 2002.

                  5.5.4 A claim with respect to Sections 3.1(a) (first sentence to the extent it relates to capitalization or ownership), 3.1(b), 3.2(a), 3.3 (except the last sentence thereof), 3.36, 3.37.1 and 3.37.2 (first sentence only) may be made at any time.

                  5.5.5 A claim for indemnification or reimbursement not based upon any representation or warranty (in other words, a claim based upon a covenant, agreement, obligation or undertaking) may be made at any time.

                  5.5.6 Buyer will have no liability for indemnification under this Section 5 with respect to any representation or warranty, unless on or before December 31, 1998 Stockholders notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Stockholders.

                  5.5.7 Anything contained in this Section 5.5 to the contrary notwithstanding, the parties acknowledge and agree that this Section 5.5 is not intended to increase or extend any statute of limitations otherwise applicable to any matter referred to herein.

         5.6      LIMITATIONS ON AMOUNT--STOCKHOLDERS.

                  5.6.1 Stockholders will have no liability for indemnification under this Section 5 with respect to the matters described in clauses (a) (except to the extent set forth in Section 5.6.2) or (b) of Section 5.2, until the total of all Damages with respect to such matters exceeds $50,000 (the "Basket"), whereupon the full amount of such Damages in excess of $50,000 shall be recoverable in accordance with the terms hereof.


                                       52




                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  5.6.2 The Basket shall not apply with respect to the matters described in clause (a) of Section 5.2 to the extent they are based upon a Breach or asserted Breach of any of the representations and warranties contained in Sections 3.1(a) (first sentence to the extent it relates to capitalization or ownership), 3.1(b), 3.2(a), 3.3 (except the last sentence thereof), 3.11 (or any other representation or warranty contained in Section 3 to the extent, but only to the extent, that it relates to Taxes), 3.12, 3.18, 3.36, 3.37.1 or 3.37.2 (first sentence only).

                  5.6.3 Except to the extent expressly provided in Section 5.7, there shall be no limitation upon Stockholders' liability for indemnification under this Section 5 (and the Basket shall not apply) with respect to the matters described in clauses (c) or (d) of Section 5.2 or (except to the extent expressly set forth therein) in Section 5.3.

                  5.6.4 Except to the extent expressly provided in Section 5.7, Stockholders will have liability for indemnification under this Section 5 with respect to the matters described in clause (e) of Section 5.2 and with respect to the representations and warranties set forth in Section 3.11 (or any other representation or warranty contained in Section 3 to the extent, but only to the extent, that it relates to Taxes) for only one half of the first $250,000 in Damages (and no more) with respect to such matters (for a maximum aggregate liability to such Stockholders of no greater than $125,000), such liability to be paid on a dollar- for-dollar basis with Buyer in respect of such first $250,000 in Damages; provided, however, that the Basket shall not apply to the indemnification payable pursuant to clause (e) of Section 5.2 or with respect to the representations and warranties set forth in Section 3.11 (or any other representation or warranty contained in Section 3 to the extent, but only to the extent, that it relates to Taxes).

                  5.6.5 Notwithstanding anything contained in this Agreement to the contrary, this Section 5.6 will not apply (including, without limitation, the Basket) to (i) any Breach or asserted Breach by any Stockholder of any covenant, agreement, obligation or undertaking (as distinguished from a representation or warranty), or (ii) any fraud by any Stockholder, and Stockholders will be liable for all Damages (without limitation of any sort, except to the extent expressly provided in Section 5.7) with respect to such Breaches and/or asserted Breaches and/or fraud referred to in clauses (i) and
(ii) of this sentence.

         5.7 CERTAIN PROVISIONS REGARDING INDEMNIFICATION. All obligations of Stockholders pursuant to this Section 5 shall be several as to the three Groups, so that

                  (i) the Merrill Lynch Group shall be severally responsible and liable for 7.5% of any indemnification liability under this Section 5 and any Damages relating thereto,


                                       53




                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  (ii) the Rothschild Group shall be severally responsible and liable for 50.875% of any indemnification liability under this Section 5 and any Damages relating thereto (but Nathaniel de Rothschild and Donald B. Elitzer shall be jointly and severally responsible and liable for such 50.875% of any indemnification liability under this Section 5 and any Damages relating thereto for which any Stockholder which is a member of the Rothschild Group may be liable hereunder, including, without limitation, for any liability for Breach or asserted Breach of any representation and warranty under Section 3.37 hereof. It is agreed that:

                           (a) of the  members  of the  Rothschild  Group,  only
                  Nathaniel de Rothschild and Donald B. Elitzer (each, a "Recourse Member") shall be responsible as provided herein and may have liability hereunder;

                           (b) no other members of the Rothschild Group (each, a
                  "Non-Recourse Member") shall be responsible as provided herein or shall have any liability hereunder;

                           (c) no Proceeding shall be brought against any Non-Recourse Member naming him a party on grounds that he may be responsible as provided herein or may have liability hereunder, except that if a Non-Recourse Member shall be a necessary or indispensable named party to a Proceeding seeking recourse against a Recourse Member, the following rules shall govern:

                                    (I) only such Non-Recourse  Members as shall
                           be  necessary  or   indispensable   parties  to  such
                           Proceeding may be named as parties;

                                    (II) service of process upon such  necessary
                           or indispensable Non-Recourse Members in such Proceeding shall be effected by service upon either of the Recourse Members (except as otherwise provided in Section 6.5), each of whom individually is hereby designated by such Non-Recourse Member (and by the other Recourse Member) as his irrevocable agent for the receipt of such process; and

                                    (III) no order or  judgment  arising  out of
                           any such Proceeding shall be enforced or executed against any Non-Recourse Member or his assets, but shall be enforced or executed solely against the Recourse Members, jointly and severally, and their respective assets, to which enforcement and execution each Recourse Member hereby irrevocably expressly consents; and


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



                  (iii) the Gluckow Group shall be severally responsible and liable for 41.625% of any indemnification liability under this Section 5 and any Damages relating thereto (but each of the members of the Gluckow Group shall be jointly and severally responsible and liable for 41.625% of any indemnification liability under this Section 5 and any Damages relating thereto).

Notwithstanding the foregoing provisions of this Section 5.7, (i) in no event shall the aggregate liability for indemnification for all Stockholders hereunder exceed the Purchase Price and (ii) Merrill Lynch Business Capital, Inc. shall in no event have any liability for indemnification in excess of the portion of the Purchase Price incurred by it.

         5.8 LIMITATIONS ON AMOUNT--BUYER. Buyer will have no liability for indemnification under this Section 5 with respect to the matters described in clause (a) or (b) of Section 5.4 (except for a failure to pay all or any portion of the Purchase Price set forth in Section 2.2 hereof) until the total of all Damages with respect to such matters exceeds $50,000, whereupon the full amount of such Damages in excess of $50,000 shall be recoverable in accordance with the terms hereof. However, this Section 5.8 will not apply to (i) any Breach or asserted Breach by Buyer of any covenant, agreement, obligation or undertaking (as distinguished from a representation or warranty), or (ii) any fraud by Buyer, and Buyer will be liable for all Damages with respect to such Breaches and/or asserted Breaches and/or fraud referred to in clauses (i) and (ii) of this sentence.

         5.9      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                  (a)  Promptly  after  receipt by an  indemnified  party  under
Section 5.2, 5.3 or 5.4 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 5.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the

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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable out-of-pocket costs of investigation. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (C) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent other than the giving of a general release with respect to specific claims covered in such settled claim. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen (15) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Stockholders hereby irrevocably consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought by any Stockholder against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein or for purposes of making any other claim against any Stockholder under this Agreement, and agree that process may be served on Stockholders with respect to such a claim anywhere in the world.

         5.10 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the applicable Group Representative naming the Person from whom indemnification is sought.


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                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         5.11 CERTAIN RIGHTS AND REMEDIES NOT AFFECTED. Except for remedies based upon fraud and except for specific performance and injunctive remedies, and except for claims pursuant to the Employment Agreements, the Set-Off
Agreements, the Stockholders' Releases, the Designated Contract Releases, the Buyer's Releases, the New Lease and any agreements relating to the release and termination of the Existing Leases, the remedies provided in this Section 5 constitute the sole and exclusive remedies for recovery against the indemnifying party hereunder (i) based upon the Breach or asserted Breach of any representation or warranty of any indemnifying party contained herein or in any other Closing Document furnished by such party in connection herewith, or (ii) based upon the failure of any indemnifying party to perform any covenant, agreement, obligation or undertaking (as distinguished from a representation or warranty) of such indemnifying party required by the terms of this Agreement or any other such Closing Document.

6.       GENERAL PROVISIONS

         6.1 EXPENSES. Except as set forth in Section 5.2 and this Section 6.1 and Part 6.1 of the Disclosure Letter, (i) Buyer will bear its own costs and expenses and each of the Stockholders will bear its own costs and expenses and the Stockholders shall jointly and severally bear the costs and expenses of the Company (including, without limitation, any broker's or finder's fees) in connection with the negotiation and the consummation of this Agreement and the Contemplated Transactions, and, (ii) no costs or expenses of the Company or any Stockholder relating to the purchase and sale of the Company Shares hereunder and the Contemplated Transactions hereby, including, without limitation, legal, accounting or other professional expenses of the Company or the Stockholders or the lessor of any real property to the Company, shall be charged to or paid by the Company or Buyer on or after the date of the Interim Balance Sheet.

         6.2 PUBLIC ANNOUNCEMENTS. Except as required by law, none of the Stockholders shall, directly or indirectly, issue any press release, or other public announcement, comment or other communication to any Person concerning the Contemplated Transactions without the prior approval of Buyer. Buyer may, in its discretion, issue a press release or make such other public announcement describing the Contemplated Transactions after notice to Jack M. Platt, Esquire, principal counsel to the Stockholders, or such other one attorney as the majority in interest of Stockholders shall designate ("Stockholders' Principal Counsel"), and a reasonable opportunity (taking into effect the applicable securities laws and applicable stock exchange requirements and the timeliness of disclosure required thereby) for him to review and provide comments thereon. Each of the Buyer and the Stockholders shall direct its Representatives to comply with the provisions of this Section 6.2. Buyer shall discuss in good faith with Stockholders' Principal Counsel the nature and scope of any such press release or public announcement; provided, however, that the final determinations as to the content and timing thereof shall remain solely with Buyer, except for information about

                                       57





                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



Stockholders and the Company, which, subject to applicable legal requirements (as reasonably determined by Buyer), shall be subject to the review of Stockholders' Principal Counsel.

         6.3 CONFIDENTIALITY. The Stockholders acknowledge that Buyer is a publicly-traded company, and the Stockholders agree that they will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Stockholders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement.

         6.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is promptly mailed by certified mail, return receipt requested,(c) if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) Business Days after deposit in United States post office facilities properly addressed with postage prepaid, or
(d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

TO BUYER:                   Courier Corporation
                            15 Wellman Avenue
                            North Chelmsford, MA 01863
                            Attn:  James F. Conway III, President
                            Facsimile: (508) 251-0482

With a copy to:             Goodwin, Procter & Hoar  LLP
                            Exchange Place
                            Boston, MA  02109
                            Attn:  F. Beirne Lovely, Jr., P.C.
                            Facsimile: (617) 523-1231

TO COMPANY:                 Book-mart Press, Inc.
                            2001 42nd Street
                            North Bergen, NJ   07047
                            Attn:  Treasurer
                            Facsimile: (201) 864-7559


                                       58





                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





With a copy to:             Goodwin, Procter & Hoar  LLP
                            Exchange Place
                            Boston, MA  02109
                            Attn:  F. Beirne Lovely, Jr., P.C.
                            Facsimile: (617) 523-1231

TO THE STOCKHOLDERS:       For purposes of this Agreement,  the respective Group
-------------------        Representative for notices to or by each Group (which
                           for all purposes hereof shall constitute notice to all Stockholders, it being understood and agreed that the respective Group Representative shall have sole and full authority to act on behalf of each member of its Group with respect to all matters under this Agreement) shall be as follows:

                           Merrill Lynch Group:  Until August 10, 1997:
                                                 Mr. Jeff A. Rosencranz
                                                 Merrill Lynch Private Sales
                                                   & Divestitures
                                                 33 W. Monroe Street, 22nd Floor
                                                 Chicago, IL 60603
                                                 Facsimile: (312) 368-4352

                                                 After August 10, 1997:
                                                 Mr. Jeff A. Rosencranz
                                                 Merrill Lynch Private Sales
                                                    & Divestitures
                                                 Sears Tower
                                                 233 South Wacker Drive
                                                 Chicago, IL 60608
                                                 Facsimile: (312) 928-8842

                           Gluckow Group:        Mr Gary S. Gluckow
                                                 Hemlock Drive
                                                 Alpine, NJ 07620
                                                 Facsimile:  (201) 784-4035


                                       59





                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





                          Rothschild Group:  Mr. Nathaniel de Rothschild
                                             Nathaniel de Rothschild Holdings
                                             767 Fifth Avenue
                                             46th Floor
                                             New York, NY 10153
                                             Facsimile: (212) 826-1236

                           Any Group Representative (or its notice address hereunder) may be changed by a written notice to Buyer and the Company pursuant to this Section 6.4 signed by a majority in interest of the members of such Group.

With a copy to:            Jack M. Platt, Esq.
                           Attorney At Law
                           One Rockefeller Plaza
                           New York, New York 10020
                           Facsimile: (212) 332-3315

TO:  DONALD ELITZER:       Mr. Donald B. Elitzer
                           39 Alford Road
                           Great Barrington, MA 02130
                           Tel:  (413) 528-4693
                           Facsimile: (413) 528-1289

TO:  NATHANIEL de ROTHSCHILD:  As set forth above.


In each case with a copy to:  Jack M. Platt, Esq.
                              at the address set forth above.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized Representatives.

         6.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New Jersey, or, in the United States District Court for the District of New Jersey, and each of the parties consents to the personal jurisdiction, service of process, venue and New Jersey jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each Stockholder who is a member of the


                                       60





                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT


Rothschild Group hereby irrevocably designates and appoints each of Nathaniel de Rothschild and Donald B. Elitzer (and Mr. de Rothschild and Mr. Elitzer hereby each irrevocably so designates and appoints the other) at their respective addresses set forth in Section 6.4 of this Agreement as such Stockholder's exclusive agent to receive for and on his behalf service of process in any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the other Stockholders' Closing Documents. Except as set forth in this sentence and the following sentence, service of process shall be effectively served on said Stockholders only if served upon one of said agents, and Buyer and the Company agree that (unless Buyer and the Company are unable to serve such process on either agent after using their respective Best Efforts for 10 days (including an attempted communication by telephone)) any such process, if served personally upon said Stockholder, shall be null and void. In the event of any such inability to successfully serve process on one of such agents, service of process may thereafter be made personally upon any such Stockholder as provided herein. Nathaniel de Rothschild and Donald B. Elitzer each hereby irrevocably accepts the above designation and appointment as agent for service of process and each hereby consents to service of process made in the manner provided for the giving of notices in Section 6.4(c), and any process so given shall constitute and be deemed good, proper and effective service upon such Person.

         6.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request (but which shall not cause the complying party to incur any unreasonable expense) for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         6.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.


                                       61



                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         6.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement and any agreements executed contemporaneously herewith) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         6.9      DISCLOSURE LETTER

                  (a) The disclosures in the Disclosure Letter or Buyer Disclosure Letter, as the case may be, relate only to the representations and warranties in the subsection of the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter or Buyer Disclosure Letter, as the case may be (other than an exception expressly set forth as such in the Disclosure Letter or Buyer Disclosure Letter, as the case may be, with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         6.10     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.
Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any direct or indirect Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (and the Company on and after the Closing Date) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement (and the Company on and after the Closing Date) and their respective successors and permitted assigns, (and the parties intend that there be no third-party beneficiaries except to the extent of those Indemnified Persons identified in Section 5.2, but only to the extent of the indemnification provided thereby).

         6.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.


                                       62




                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT





         6.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "including, without limitation," do not limit the preceding words or terms.

         6.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of New York (except with respect to matters relating to the Environment, with respect to which the internal laws of New Jersey shall apply where applicable) without regard to conflicts of laws principles.

         6.14 SPECIFIC PERFORMANCE. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by any of the Stockholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by any of the Stockholders, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

         6.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In order to prove the existence of this Agreement, however, it shall only be necessary to produce a counterpart signed by or on behalf of each party hereto.

                                       63




                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT



         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth by their duly authorized representatives.


                                            BUYER:

                                            COURIER CORPORATION


                                            ------------------------------------
                                            By:    James F. Conway III
                                            Title: Chairman, President and Chief
                                                   Executive Officer


                                            STOCKHOLDERS:


                                            ------------------------------------
                                            Seymour E. Gluckow



                                            ------------------------------------
                                            Gary S. Gluckow



                                            ------------------------------------
                                            Nili de Rothschild*



                                            ------------------------------------
                                            Nathaniel de Rothschild


                                            ERER TRUST
                                            By: Marigny Inc., Trustee

                                            By:
                                               ---------------------------------
                                                Director


*By Nathaniel de Rothschild as attorney-in-fact


                                       64



                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT







                                            ------------------------------------
                                            Donald B. Elitzer*



                                            ------------------------------------
                                            Daniel A. Zilkha*



                                            ------------------------------------
                                            Mark A. Boyar*



                                            ------------------------------------
                                            Pierre Valla*

                                            Mousseteek Venture


                                            By:
                                                --------------------------------
                                                Charles Heilbronn, a partner



                                            ------------------------------------
                                            Donald E. Zilkha*

                                            Benjamin 1990 Trust


                                            By:
                                                --------------------------------
                                                Pierre Valla, Trustee

                                            Eva 1990 Trust


                                            By:
                                                --------------------------------
                                                Pierre Valla, Trustee


*By Nathaniel de Rothschild as attorney-in-fact


                                       65



                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT








                                            ------------------------------------
                                            Irene R. Miller*



                                            ------------------------------------
                                            Anoush Khoshkish*

                                            MERRILL LYNCH BUSINESS
                                            CAPITAL, INC.


                                            By:
                                                --------------------------------
                                            Title:
                                                  ------------------------------

*By Nathaniel de Rothschild as attorney-in-fact.


                                       66



                                                   COURIER/BOOK-MART PRESS, INC.
                                                        STOCK PURCHASE AGREEMENT


                                                                     EXHIBIT 2.1



                    LIST OF STOCKHOLDERS COMPANY SHARES OWNED
                    -----------------------------------------


                                                  OWNERSHIP
                                                  OF COMMON
NAME AND ADDRESS OF STOCKHOLDER                     SHARES
----------------------------------------          ---------
Seymour E. Gluckow                                    225
163 Wood Road
Englewood Cliffs, NJ 07632
Gary S. Gluckow                                       225
Hemlock Drive
Alpine, NJ 07620
Nili de Rothschild*                                    20
Nathaniel de Rothschild*                               30
Erer Trust*                                           300
Donald B. Elitzer*                                    110
Daniel A. Zilkha*                                      10
Mark A. Boyar*                                         10
Pierre Valla*                                          10
Mousseteek Venture*                                    10
Donald E. Zilkha*                                      10
Benjamin 1990 Trust*                                   15
Eva 1990 Trust*                                        15
Irene R. Miller and Anoush                             10
Khoshkish, JTWROS*
Merrill Lynch Business Capital, Inc.                 81.081
Same address as set forth in Section 6.4
hereof
==============================================  ================
TOTAL:                                             1,081.081
==============================================  ================
      * - addresses of all asterisked Stockholders is c/o Nathaniel de Rothschild at the address set forth in Section 6.4 hereof.